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                                                            EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 22 to Registration Statement No. 33-68310 on Form N-1A of our report dated November 10, 2004 on the financial statements and financial highlights of MFS Mid Cap Value Fund, a series of MFS Series Trust XI, included in the Fund's 2004 Annual Report to Shareholders.


                                                  ERNST & YOUNG LLP
                                                  ----------------------
                                                  Ernst & Young LLP

  Boston, Massachusetts
  January 24, 2005